UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 20, 2026
BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, Jonathan Nelson notified Beyond Meat, Inc. (the “Company”) that he is resigning as the Company’s Chief Operations Officer effective May 17, 2026 to pursue another opportunity. Mr. Nelson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 24, 2026, the Company's board of directors determined that John Boken, 63, the Company’s current interim Chief Transformation Officer, will assume the duties of Chief Operations Officer on an interim basis effective May 17, 2026.

Mr. Boken currently provides services to the Company pursuant to an engagement letter, dated August 6, 2025, between the Company and AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP. The fees payable to APS under the engagement letter will not change in connection with Mr. Boken’s additional responsibilities.

Mr. Boken’s biography and other information required by Item 5.02(c) of Form 8-K are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2026, and such information is incorporated herein by reference.

There is no arrangement or understanding between Mr. Boken and any other person pursuant to which Mr. Boken was selected as an officer. There are no family relationships between him and any director or other executive officer of the Company, and there are no transactions involving him or a member of his immediate family that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer
Date: April 24, 2026